EXHIBIT 10.1

                          TNX TELEVISION HOLDINGS, INC.
                         1811 CHESTNUT STREET, SUITE 120
                        PHILADELPHIA, PENNSYLVANIA 19103

                                                                 August 16, 2004

Irwin L. Gross
c/o TNX Television Holdings, Inc.
1811 Chestnut Street, Suite 120
Philadelphia, Pennsylvania  19103

      Re:   Employment Agreement

Dear Mr. Gross:

      This letter is to confirm our understanding with respect to (i) your future employment by TNX Television Holdings, Inc. (the "Company"), (ii) your agreement not to compete with the Company, or any present or future parent, subsidiary or affiliate of the Company (each, a "Company Affiliate" and collectively, together with the Company, the "Company Group"), (iii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company Group and (iv) your agreement with respect to the ownership of inventions, ideas, copyrights and patents which may be used in the business of the Company Group (the terms and conditions agreed to in this letter are hereinafter referred to as the "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:

      1. Employment.

            (a) Subject to the terms and conditions of this Agreement, the Company will employ you, and you will be employed by the Company and/or any Company Affiliate designated by the Company, as Chairman & CEO reporting to the Board. As CEO you will be primarily responsible for raising sufficient capital to meet the Company's business plan requirements, interacting with investment bankers, institutional and retail investors, overall investor relations activities and corporate strategic planning. As Chairman you will have the responsibilities, duty and authority commensurate with the position of Chairman of the Board of Directors, managing the Board's business and acting as its facilitator and guide, including, without limitation, determining board composition and organization, clarifying Board and Management responsibilities, planning and managing Board meetings, overseeing the development of corporate governance principles and practices, overseeing the decision-making process with respect to acquisitions and divestitures, financings and similar activities, all in consultation with the President and Chief Executive Office and developing the effectiveness of the Board. You will also perform such other and/or different services for the Company as may be assigned to you from time to time by the Board. The principal location at which you will perform such services will be the Company's facility located at 1811 Chestnut Street, Suite 120, Philadelphia, Pennsylvania 19103 or such facility as approved by the Board, although you will be available to perform services at any other Company facility and to travel as the needs of business may require.

            (b) Devotion to Duties. While you are employed hereunder, you will use your best efforts, skills and abilities to perform faithfully all duties assigned to you pursuant to this Agreement and will devote at least sixty per cent of your business time and energies to the business and affairs of the Company.


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      2. Term; Termination.  Your employment hereunder will commence on November
13, 2003 (the "Commencement Date") and will be on an "at-will" basis and may be terminated by the Company or by you for any reason or for no reason.

      3. Compensation.

            (a) Base Salary. While you are employed hereunder, the Company will pay you a base salary at the annual rate of $300,000 (the "Base Salary"). The Base Salary shall be reviewed by the Company prior to the expiration of the 30-day period immediately subsequent to the annual anniversary of the Commencement Date and may be subject to adjustment in the discretion of the Company. The Base Salary will be payable in substantially equal installments in accordance with the Company's payroll practices as in effect from time to time. The Company will deduct from each such installment all amounts required to be deducted or withheld under applicable law or under any employee benefit plan in which you participate. You understand and acknowledge that the annualized amount of the Base Salary is set forth as a matter of convenience and does not constitute nor will be deemed to constitute an agreement by the Company to employ you for any specific period of time.

            (b) Bonus. In addition to the Base Salary, the Company may pay you an annual bonus pursuant to the Company's Bonus Plan (the "Bonus"). Upon the achievement of certain goals previously agreed to by you and the Company, you shall be entitled to a bonus equal to 100% of your Base Salary (the "Targeted Bonus Level"). Upon the achievement of the goals referred to in the immediately preceding sentence, as well as the achievement of additional goals previously agreed to by you and the Company, you shall be entitled to a bonus of up to 150% of your Base Salary ("Additional Targeted Bonus Level").

            (c) Equity Compensation. At the discretion of and subject to approval by the Board, and pursuant to a written stock option agreement (the "Stock Option Agreement") between the Company and you under the TNX Television Holdings, Inc Director, Officer and Consultant Stock Option Plan (the "Plan"), you will be eligible to receive an annual option (the "Option") to purchase shares of the Company's common stock (the "Common Stock"). The exercise price for the Option will be the fair market value per share of the Common Stock on the date the Option is granted and the other terms and conditions of the Option will be as set forth in the Plan and the Stock Option Agreement. The Option will be an incentive stock option to the extent permissible under applicable law. Nothing in this Agreement, the Plan or the Stock Option Agreement will be construed to create an express or implied contract or promise to employ you for any specific period of time.

            (d) Vacation. You will be entitled to 20 days of paid vacation and three personal days in each calendar year and paid holidays in accordance with the Company's policies for its senior executives as in effect from time to time. All vacation days will be taken at times mutually agreed by you and the Company and will be subject to the business needs of the Company. Up to five (5) days of accrued unused vacation may be carried over from year to year.

            (e) Fringe Benefits. You will be entitled to participate in employee benefit plans which the Company provides or may establish for the benefit of its senior executives generally (for example, group life, disability, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans) (collectively, the "Fringe Benefits"), provided that the Fringe Benefits will not include any stock option or similar plans relating to the grant of equity securities of the Company. Your eligibility to participate in the Fringe Benefits and receive benefits thereunder will be subject to the plan documents governing such Fringe Benefits. Nothing contained herein will require the Company to establish or maintain any Fringe Benefits.

            (f) Automobile Allowance. You will be entitled to receive a $700 per month allowance for your automotive expenses.

            (g) Club Membership. You will be entitled to receive an annual stipend to cover your membership in the Union League of Philadelphia and the Boca Raton Resort & Country Club. Such annual membership dues shall not exceed $4,000 and $2,000 for the Union League of Philadelphia and the Boca Raton Resort & Country Club, respectively. Upon presentation of documentation of such annual dues reasonably satisfactory to the Company, the Company will reimburse you for these annual dues.


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            (h) Reimbursement of Expenses. Upon presentation of documentation of such expenses reasonably satisfactory to the Company, the Company will reimburse you for all ordinary and reasonable out-of-pocket business expenses that are reasonably incurred by you in furtherance of the Company's business in accordance with the Company's policies with respect thereto as in effect from time to time.

      4. Severance Compensation.

            (a) Definition of Accrued Obligations. For purposes of this Agreement, "Accrued Obligations" means (i) the portion of your Base Salary as has accrued prior to any termination of your employment with the Company and has not yet been paid, (ii) an amount equal to the value of your accrued unused vacation days, (iii) the amount of any Bonus earned and accrued but not yet paid, which amount will include a pro rata portion of any Bonus which would have been earned if such termination had not occurred and (iv) the amount of any expenses properly incurred by you on behalf of the Company prior to any such termination and not yet reimbursed.

            (b) Termination Without Cause or for a Good Reason. If your employment hereunder is terminated either by the Company without Cause or by you for a Good Reason (either pursuant to Section 4(c) or 4(d) below):

                  (i) The  Company  will  pay  the  Accrued  Obligations  to you promptly following such termination.

                  (ii) The Company will continue to make monthly payments to you in the aggregate amount equal to 100% of your Base Salary at the rate in effect at such termination in accordance with Section 3(a) of this Agreement for the period commencing on the date of such termination and ending on the one-year anniversary of the date of such termination.

                  (iii) The Company will continue to provide you with the Fringe
            Benefits for so long as it is obligated to continue payments equal to the Base Salary pursuant to Section 4(b)(ii) above, subject to applicable law and the terms of the respective policies.

                  (iv) The Company will pay you accrued unused vacation.

                  (v) The Company will continue to pay you the Bonus in accordance with Section 3(b) of this Agreement. The amount of such bonus after the date of such termination will equal the greater of
            (A) the pro rata portion of the last such Bonus paid before the date of such termination, (B) the average of the three most recent Bonuses paid before the date of such termination (and all such prior bonuses if less than three); or (C) the Targeted Bonus Level.

                  (vi) All unvested  Options  issued to you by the Company prior to or during your employment shall fully vest.

            (c) Definition of "Cause". For purposes of this Agreement, "Cause" means (i) your conviction of a felony, either in connection with the performance of your obligations to the Company or which otherwise materially and adversely affects your ability to perform such obligations,
      (ii) your willful disloyalty or deliberate dishonesty, (iii) the commission by you of an act of fraud or embezzlement against the Company, or (iv) a material breach by you of any material provision of this Agreement which breach is not cured within 30 days after delivery to you by the Company of written notice of such breach, provided that if such breach is not capable of being cured within such 30 day period, you will have a reasonable additional period to cure such breach but only if you promptly commence and continue good faith efforts to cure such breach. Any determination under this Section 4(c) will be made by a majority of the Board voting on such determination. With respect to any such determination, the Board will act fairly and in utmost good faith and will give you and your counsel an opportunity to appear and be heard at a meeting of the Board or and present evidence on your behalf. No act or omission on your part will be considered "willful" unless done, or admitted to be done, by you in bad faith or without your reasonable belief that such act or omission was in the best interest of the Company.


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            (d) Definition of "Good Reason".  For purposes of this Agreement,  a
      "Good Reason" means any of the following:

                  (i) A material  adverse  change by the Company in your duties, authority or responsibilities as CEO of the Company which causes your position with the Company to become of less responsibility or authority than your position as of immediately following the Commencement Date, provided that such change is not in connection with a termination of your employment hereunder by the Company;

                  (ii) The  assignment  to you of  duties  not  commensurate  or consistent with your position as CEO of the Company without your prior written consent;

                  (iii) A  reduction  in your  compensation  or  other  benefits except such a reduction in connection with a general reduction in compensation or other benefits of all senior executives of the Company;

                  (iv) A material  breach of this  Agreement by the Company that has not been cured within 30 days after written notice thereof by you to the Company;

                  (v) A Change of Control (as defined in Section  4(e) below) of the Company; or

                  (vi) Failure by the Company to obtain the  assumption  of this
            Agreement by any successor to the Company.

            (e) Definition of "Change of Control" For purposes of this Agreement, a Change of Control means with respect to the Company or any of its major subsidiaries that any of the following events has occurred:

                  (i) Any person  (as such term is used in Section  13(d) of the
            Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) becomes the beneficial owner or owners (as defined in Rule I 3d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly (the "Control Group"), of more than 50% of the outstanding equity securities of the Company, or otherwise becomes entitled, directly or indirectly, to vote more than 50% of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company, provided that a Change of Control will not have occurred if such Control Group acquired securities or Voting Power solely by purchasing securities from the Company, including, without limitation, acquisition of securities by one or more third party investors such as venture capital investor(s);

                  (ii) A consolidation or merger (in one transaction or a series of related transactions) of the Company pursuant to which the holders of the Company's equity securities immediately prior to such transaction or series of related transactions would not be the holders, directly or indirectly, immediately after such transaction or series of related transactions of more than 50% of the Voting Power of the entity surviving such transaction or series of related transactions;

                  (iii) The sale,  lease,  exchange  or other  transfer  (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or its major subsidiaries; or

                  (iv) The  liquidation  or  dissolution  of the  Company or the
            Company ceasing to do business.

      5. Prohibited Competition.

            (a) Certain Acknowledgements and Agreements.


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                  (i) We have  discussed,  and you recognize and acknowledge the competitive and proprietary aspects of the business of the Company Group.

                  (ii) You acknowledge that a business will be deemed competitive with the Company Group if it performs any of the services or manufactures or sells any of the products provided or offered by the Company Group or if it performs any other services and/or engages in the production, manufacture, distribution or sale of any product similar to services or products, which services or products were performed, produced, manufactured, distributed, sold, under development or planned by the Company Group during the period while you are employed hereunder.

                  (iii) You further  acknowledge  that,  while you are  employed hereunder, the Company Group will furnish, disclose or make available to you Confidential Information (as defined below) related to the business of the Company Group and that the Company Group may provide you with unique and specialized training. You also acknowledge that such Confidential Information and such training have been developed and will be developed by the Company Group through the expenditure by the Company Group of substantial time, effort and money and that all such Confidential Information and training could be used by you to compete with the Company Group. You also acknowledge that if you become employed or affiliated with any competitor of the Company Group in violation of your obligations in this Agreement, it is inevitable that you would disclose the Confidential Information to such competitor and would use such Confidential Information, knowingly or unknowingly, on behalf of such competitor. Further, while you are employed hereunder, you will be introduced to customers and others with important relationships to the Company Group. You acknowledge that any and all "goodwill" created through such introductions belongs exclusively to the Company Group, including, without limitation, any goodwill created as a result of direct or indirect contacts or relationships between yourself and any customers of the Company Group.

                  (iv) For purposes of this Agreement, "Confidential Information" means confidential and proprietary information of the Company Group, whether in written, oral, electronic or other form, including but not limited to, information and facts concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions, or any other scientific, technical or trade secrets of the Company Group or of any third party provided to you or the Company Group under a condition of confidentiality, provided that Confidential Information will not include information that is in the public domain other than through any fault or act by you. The term "trade secrets," as used in this Agreement, will be given its broadest possible interpretation under the law of Pennsylvania and will include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records secret scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents.

            (b) Non-Competition; Non-Solicitation. While you are employed hereunder and for a period of one year following the termination of your employment hereunder for any reason or for no reason, you will not, without the prior written consent of the Company:

                  (i) For  yourself or on behalf of any other  person or entity, directly or indirectly,  either as principal,  partner, stockholder, officer, director, member employee, consultant, agent, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in, any business which is competitive with the business of the Company Group (each, a "Restricted Activity") within the United Kingdom of Great Britain and Ireland and any other territories in which the Company or its major subsidiaries generates substantial revenue (the "Restricted Territory"), except that (A) nothing contained herein will preclude you from purchasing or owning securities of any such business if such securities are publicly traded, and provided that your holdings do not exceed one percent of the issued and outstanding securities of any class of securities of such business and (B) nothing contained herein will prohibit you from engaging in a Restricted Activity for or with respect to any subsidiary, division or affiliate or unit (each, a "Unit") of an entity if that Unit is not engaged in any business which is competitive with the business of the Company Group, irrespective of whether some other Unit of such entity engages in such competition (as long as you do not engage in a Restricted Activity for such other Unit); or


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                  (ii) Either  individually or on behalf of or through any third party, directly or indirectly, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company Group, any customers or patrons of the Company Group, or any prospective customers or patrons with respect
            to  which  the  Company   Group  has   developed  or  made  a  sales
            presentation (or similar offering of services); or

                  (iii) Either individually or on behalf of or through any third party, directly or indirectly, (A) solicit, entice or persuade or attempt to solicit, entice or persuade any employees of or consultant to the Company Group to leave the service of the Company Group for any reason, or (B) employ, cause to be employed, or solicit the employment of, any employee of or consultant to the Company Group while any such person is providing services to the Company Group or within six months after any such person has ceased providing services to the Company Group; or

                  (iv) Either  individually or on behalf of or through any third party, directly or indirectly, interfere with, or attempt to interfere with, the relations between the Company Group and any vendor or supplier to the Company Group.

            (c) Reasonableness of Restrictions. You further recognize and acknowledge that (i) the types of employment which are prohibited by this
      Section 5 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company Group and to your other prospective employers and (ii) the time period and the specific but broad geographical scope of the provisions of this Section 5 is reasonable, legitimate and fair to you in light of the Company Group's need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make the Company Group's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

            (d) Survival of Acknowledgements and Agreements. Your acknowledgements and agreements set forth in this Section 5 will survive the termination of this Agreement and the termination of your employment hereunder for any reason or for no reason.

      6. Protected Information. You will at all times, both during the period while you are employed hereunder and after the termination of this Agreement and the termination of your employment hereunder for any reason or for no reason, maintain in confidence and will not, without the prior written consent of the Company Group, use, except as required in the course of performance of your duties for the Company Group or by court order, disclose or give to others any Confidential Information. In the event you are questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive Confidential Information, in regard to any Confidential Information, or concerning any fact or circumstance relating thereto, you will promptly notify the Company. Upon the termination of your employment hereunder for any reason or for no reason, or if the Company Group otherwise requests, you will return to the Company Group all tangible Confidential Information and copies thereof (regardless how such Confidential Information or copies are maintained). The terms of this Section 6 are in addition to, and not in lieu of, any statutory or other contractual or legal obligation that you may have relating to the protection of the Company Group's Confidential Information. The terms of this Section 6 will survive indefinitely any termination of this Agreement and/or any termination of your employment hereunder for any reason or for no reason.

      7. Ownership of Ideas, Copyrights and Patents.

            (a) Property of the Company. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods and formulae (collectively, the "Inventions") which may be used in the current or planned business of the Company Group or which in any way relates to such business, whether patentable, copyrightable or not, which you may conceive, reduce to practice or develop while you are employed hereunder (and, if based on or related to any Confidential Information, within two years after termination of such employment for any reason or for no reason), alone or in conjunction with another or others, whether during or out of regular business hours, whether or not on the Company Group's premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company Group or otherwise, will be the sole and exclusive property of the Company Group, and that you will not publish any of the Inventions without the prior written consent of the Company Group. Without limiting the foregoing, you also acknowledge that all original works of authorship which are made by you (solely or jointly with others) within the scope of your employment or which relate to the business of the Company Group and which are protectable by copyright are "works made for hire" pursuant to the United States Copyright Act (17 U.S.C. Section 101). You hereby assign to the Company Group all of your right, title and interest in and to all of the foregoing. You further represent that, to the best of your knowledge and belief, none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that you will use your best efforts to prevent any such violation.


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            (b)  Cooperation.  At any time during your  employment  hereunder or after the termination of your employment hereunder for any reason or for no reason, you will cooperate fully with the Company Group's and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company Group's rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the Company Group will bear the expense of such proceedings, and that any patent or other legal right so issued to you personally will be assigned by you to the Company Group without charge by you.

      8. Disclosure to Future Employers. You will provide, and the Company, in its discretion, may similarly provide, a copy of the covenants contained in Sections 5, 6 and 7 of this Agreement to any business or enterprise which you may, directly or indirectly, own, manage, operate, finance, join, control or in which you may participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

      9. Records. Upon termination of your employment hereunder for any reason or for no reason and at any other time requested by the Company, you will deliver to the Company Group any property of the Company Group which may be in your possession, including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

      10. Insurance. The Company, in its sole discretion, may apply for and purchase key person life insurance on your life in an amount determined by the Company with the Company Group as beneficiary and one or more other policies of insurance insuring your life. You will submit to any medical or other examinations and to execute and deliver any applications or other instruments in writing that are reasonably necessary to effectuate such insurance.

      11. Representations. You hereby represent and warrant to the Company that you understand this Agreement, that you enter into this Agreement voluntarily and that your employment under this Agreement will not conflict with any legal duty owed by you to any other party, or with any agreement to which you are a party or by which you are bound, including, without limitation, any non-competition or non-solicitation provision contained in any such agreement. You will indemnify and hold harmless the Company Group and its officers, directors, security holders, partners, members, employees, agents and representatives against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

      12. General.

            (a) Notices. All notices, requests, consents and other communications hereunder which are required to be provided, or which the sender elects to provide, in writing, will be addressed to the receiving party's address set forth above or to such other address as a party may designate by notice hereunder, and will be either (i) delivered by hand,
      (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

            (b) Entire Agreement. This Agreement and the other agreements specifically referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

            (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

            (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

            (e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved or to any Company Affiliate. You may not assign your rights and obligations under this Agreement without the prior written consent of the Company and any such attempted assignment by you without the prior written consent of the Company will be void.

            (f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement will be construed to create any rights or obligations except between the Company and you, except for your obligations to the Company Group as set forth herein, and no person or entity (except for a Company Affiliate as set forth herein) will be regarded as a third-party beneficiary of this Agreement.

            (g) Governing Law. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of Pennsylvania, without giving effect to the conflict of law principles thereof.

            (h) Jurisdiction, Venue and Service of Process. Any legal action or proceeding with respect to this Agreement that is not subject to arbitration pursuant to Section 12(i) below will be brought in the courts of Pennsylvania or of the United States of America for the Eastern District of Pennsylvania. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

            (i) Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement, other than a controversy, dispute or claim arising under Section 5, 6 or 7 hereof, will be settled by final and binding arbitration to be conducted in Philadelphia. Pennsylvania or other agreed to jurisdiction pursuant to the national rules for the resolution of employment disputes of the American Arbitration Association then in effect. The decision or award in any such arbitration will be final and binding upon the parties and judgment upon such decision or award may be entered in any court of competent jurisdiction or application may be made to any such court for judicial acceptance of such decision or award and an order of enforcement. In the event that any procedural matter is not covered by the aforesaid rules, the procedural law of Pennsylvania will govern. ANY DISAGREEMENT AS TO WHETHER A PARTICULAR DISPUTE IS ARBITRABLE UNDER THIS AGREEMENT SHALL ITSELF BE SUBJECT TO ARBITRATION IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN.

            (j) Severability. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, the geographic area covered thereby, or other aspect or scope of such provision, the court making such determination will have the power to reduce the duration, geographic area of such provision, or other aspect or scope of such provision, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled form, such provision will then be enforceable and will be enforced.

            (k) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

            (l) Injunctive Relief. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in Section 5, 6 or 7 of this Agreement will result in substantial, continuing and irreparable injury to the Company Group. Therefore, in addition to any other remedy that may be available to the Company Group, the Company Group will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 5, 6 or 7 of this Agreement. The period during which the covenants contained in Section 5 will apply will be extended by any periods during which you are found by a court to have been in violation of such covenants.

            (m) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

            (n) Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            (o) Opportunity to Review. You hereby acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that you have had the opportunity to consult with counsel of your own choosing regarding such terms. You further acknowledge that you fully understand the terms of this Agreement and have voluntarily executed this Agreement.

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                                       9

      If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this Agreement.

                                       Very truly yours,

                                       TNX Television Holdings, Inc.

                                       By: /s/ Carl James Yankowski
                                          --------------------------------------
                                       Name:  Carl James Yankowski
                                       Title:  Chairman, Compensation Committee

Accepted and Approved
Irwin L. Gross                      August 16,2004
---------------------------         --------------
Print Name:                         Date


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